                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       MERISTART HOSPITALITY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                [MERISTAR LOGO]


                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007


Dear Stockholder:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of MeriStar Hospitality Corporation (the "Company"), which will be held at the Hilton Arlington & Towers, 950 North Stafford Street, Arlington, Virginia 22203, on Thursday, May 18, 2000, at 9:00 a.m., Eastern Time. All holders of the Company's outstanding common stock, par value $.01 per share, as of the close of business on April 11, 2000, are entitled to vote at the Annual Meeting.

  Enclosed for your information are copies of the Company's Proxy Statement and Annual Report to Stockholders. We believe that you will find these materials informative.

  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting. Failure to vote will result in your shares not being counted for quorum purposes; however, if a quorum is present, your failure to vote will have no effect. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against the matter.

                                          /s/ Paul W. Whetsell

                                          Paul W. Whetsell
                                          Chief Executive Officer and
                                          Chairman of the Board

                                [MERISTAR LOGO]


                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007
                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MAY 18, 2000
                               ----------------

To the Stockholders of MERISTAR HOSPITALITY CORPORATION:

  Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of MeriStar Hospitality Corporation (the "Company") will be held at the Hilton Arlington & Towers, 950 North Stafford Street, Arlington, Virginia 22203, on Thursday, May 18, 2000, at 9:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

    1. To reelect three members of the Board of Directors to serve for a three-year term expiring on the date of the Annual Meeting in 2003 and until their successors have been duly elected and qualified;

    2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

    3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on April 11, 2000, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly fill in, sign and return the enclosed proxy card. Failure to vote will result in your shares not being counted for quorum purposes; however, if a quorum is present, your failure to vote will have no effect. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against the matter.

                                          By Order of the Board of Directors

                                          /s/ John Emery

                                          John Emery
                                          Secretary

April 12, 2000

                                [MERISTAR LOGO]


                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007

                               ----------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                            THURSDAY, MAY 18, 2000

                               ----------------

                                 INTRODUCTION

  The Board of Directors (the "Board of Directors") of MeriStar Hospitality Corporation, a Maryland corporation (the "Company"), is soliciting proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Arlington & Towers, 950 North Stafford Street, Arlington, Virginia 22203, on Thursday, May 18, 2000, at 9:00 a.m., Eastern Time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to Stockholders on or about April 18, 2000.

Solicitation and Revocability of Proxies

  The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any Stockholder giving a proxy for the meeting has the power to revoke it any time prior to its use by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast. With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect. The affirmative vote of a majority of the shares present in person or by proxy is required for each of the proposals. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

Outstanding Shares and Voting Rights

  Only holders of record of Common Stock at the close of business on April 11, 2000 shall be entitled to vote at the Annual Meeting. At the close of business on April 12, 2000, the Company had 46,672,514 shares of Common Stock outstanding. Each outstanding share of Common Stock receives one vote with respect to matters to be voted on at the Annual Meeting.

                                PROPOSAL NO. 1
                       MANAGEMENT--ELECTION OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of the reelection of the three persons named below as members of the Board of Directors to serve a three year term expiring on the date of the Annual Meeting in 2003 and until their successors have been duly elected and qualified. The Board of Directors has no reason to believe that any nominee will be unable to serve if reelected. In the event any nominee shall become unavailable to stand for reelection, the proxies named in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning such nominees is set forth below.

  The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees identified below. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below.

Name, Principal Occupation                   Served as a
 and Business Experience                    Director Since                                 Age
--------------------------                  --------------                                 ---
STEVEN D. JORNS                                  1998                                       51

  Steven D. Jorns has been Vice Chairman of the Board of Directors since
August 1998. Mr. Jorns was also Chief Operating Officer of the Company from
August 1998 until January 1999. Mr. Jorns has also been Vice Chairman of the
Board of Directors of MeriStar Hotels & Resorts, Inc. since August 1998. Prior to August 1998, Mr. Jorns had been the Chairman of the Board of Directors, Chief Executive Officer and President of American General Hospitality
Corporation ("AGH") since April 1996. Mr. Jorns was also the founder of American General Hospitality, Inc. and had served since its formation in 1981 until August 1998 as its Chairman of the Board of Directors, Chief Executive
Officer and President.

DANIEL L. DOCTOROFF                              1998                                       41

  Daniel L. Doctoroff has been a director of the Company since August 1998.
Mr. Doctoroff is a Managing Partner of Oak Hill Capital Management, Inc., the management company for Oak Hill Capital Partners, L.P., a private investment partnership. Mr. Doctoroff has been Managing Director of Oak Hill Partners,
Inc., the investment advisor to several private investment funds, and its predecessor since August 1987; Vice President and Director of Acadia Partners
MGP, Inc. since March 1992; Vice President of Keystone, Inc. since March 1992;
and a Managing Partner of Insurance Partners Advisors, L.P. since February
1994. Mr. Doctoroff is also a Director of MeriStar Hotels & Resorts, Inc.,
Bell & Howell Company and William Scotsman, Inc.

WILLIAM S. JANES                                 1998                                       46

  William S. Janes has been a director of the Company since August 1998. Since
1990, Mr. Janes has served as a Principal, and currently serves as President, of RMB Realty, Inc. which oversees the real estate investments of Keystone, Inc. and related entities. Prior to that, from 1984 to 1989, Mr. Janes served as Regional General Partner of Lincoln Property Company. Mr. Janes serves as a
Director of MAX FW, LLC, Brazos Asset Management, Brazos Fund, The Mendik
Company Inc., Carr Real Estate Services and American Skiing Company.

Directors Whose Terms Do Not Expire at the 2000 Annual Meeting

  The following directors' terms do not expire in 2000 and therefore do not stand for reelection at this Annual Meeting:

Name, Principal Occupation                   Served as a
 and Business Experience                    Director Since                                 Age
--------------------------                  --------------                                 ---
PAUL W. WHETSELL                                 1998                                       49

  Paul W. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1998 and his current term expires at the Annual Meeting in 2001. Mr. Whetsell has also been Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hotels & Resorts, Inc. since August 1998. Prior to August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company since 1996 and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987. Mr. Whetsell is also a Director of American Skiing Company and STS Hotel Net, LLC.

Name, Principal Occupation                   Served as a
 and Business Experience                    Director Since                                 Age
--------------------------                  --------------                                 ---
H. CABOT LODGE III                               1998                                       44

  H. Cabot Lodge III has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2001. Mr. Lodge is the co-founder of American Corporate Real Estate, Inc., a real estate investment bank which, through its affiliate, Acre Partners, specializes in long-term net leases with corporations. Mr. Lodge is an Executive Vice President of Starwood
Financial, Inc. which recently merged with ACRE Partners. From August 1983 to
August 1995, Mr. Lodge was a Managing Director and Executive Vice President of
W.P. Carey & Co. Mr. Lodge is a member of the Board of Directors of TelAmerica
Media, Inc., High Voltage Engineering Corp. During 1997 and 1998, Mr. Lodge was Chairman of Superconducting Core Technologies which filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 1998. Mr.
Lodge is also a principal of Carmel Lodge, LLC, a New York-based investment firm.

JAMES R. WORMS                                   1998                                       54

  James R. Worms has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2001. Mr. Worms has served since
August 1995 as a Managing Director of William E. Simon & Sons L.L.C., a private investment firm and merchant bank, and President of William E. Simon &
Sons Realty, through which the firm conducts its real estate activities. Prior to joining William E. Simon & Sons, Mr. Worms was employed in various capacities since March 1987 by Salomon Brothers Inc, an international investment banking firm, culminating with Managing Director. Mr. Worms is also a Director of MeriStar Hotels & Resorts, Inc.

BRUCE G. WILES                                   1998                                       48

  Bruce G. Wiles has been a director, President and Chief Investment Officer of the Company since August 1998 and his current term expires at the Annual
Meeting in 2002. Mr. Wiles was Executive Vice President of American General
Hospitality Corporation from April 1996 until August 1998. Mr. Wiles had also served from 1989 until August 1998 as Executive Vice President of American
General Hospitality, Inc., where he was responsible for AGHI's acquisition and development activities.

JAMES F. DANNHAUSER                              1998                                       47

  James F. Dannhauser has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2002. Mr. Dannhauser has been the Chief Financial Officer of Premier Parks Inc. since October 1995 and a member of the Board of Directors of Premier Parks since December 1992.
Premier Parks Inc. is a publicly-traded company listed on the NYSE. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq de
Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the Board of Directors of Lepercq. Mr. Dannhauser serves as a Director of the International Association of Amusement Parks and Attractions.

MAHMOOD KHIMJI                                   1998                                       39

  Mahmood Khimji has been a director of the Company since August 1998 and his current term expires at the Annual Meeting in 2002. Mr. Khimji has served as Senior Vice President of Highgate Hotels, Inc., an owner and operator of hotel and commercial properties throughout North America, since 1988. Prior to that, from 1986 to 1988, Mr. Khimji was an associate at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Khimji serves as a Director of the Texas Hotel/Motel Association.

             MANAGEMENT--THE BOARD OF DIRECTORS AND ITS COMMITTEES

  CapStar Hotel Company ("CapStar") and American General Hospitality Corporation ("AGH") merged on August 3, 1998 (the "Merger") to create the Company.

  Between January 1, 1999 and December 31, 1999, the full Board of Directors of the Company met five times. Each director attended all meetings of the Board of Directors held while he was a director except for Messrs. Khimji, Janes and Dannhauser who each attended four of the meetings.

Board of Directors Committees

  The Board of Directors currently has five committees, an Audit Committee, a Leasing Committee, a Compensation Committee, a REIT Modernization Act Committee and an Investment Committee.

  The Audit Committee consists of three directors who are not employees of the Company ("Independent Directors"). The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. Between January 1, 1999 and December 31, 1999, the Audit Committee met three times. The current members of the Audit Committee are Messrs. Lodge, Dannhauser and Khimji.

  The Leasing Committee consists of three Independent Directors. The Leasing Committee is responsible for reviewing at least annually the compliance of the Company's lessees with the terms of the related leases, reviewing and approving the terms of any new leases between the Company and its lessees and reviewing any material issues arising under such leases. Between January 1, 1999 and December 31, 1999, the Leasing Committee met two times. The current members of the Leasing Committee are Messrs. Janes, Dannhauser and Lodge.

  The Compensation Committee consists of three Independent Directors. The Compensation Committee is responsible for the determination of compensation of the Company's executive officers and the administration of the MeriStar Incentive Plan (as defined herein). Between January 1, 1999 and December 31, 1999, the Compensation Committee met two times. The current members of the Compensation Committee are Messrs. Doctoroff, Worms and Janes.

  The REIT Modernization Act Committee consists of three Independent Directors. The REIT Modernization Act Committee is responsible for reviewing and making recommendations with respect to the REIT Modernization Act, which will take effect on January 1, 2001, granting the Company the ability to hold the leases to its properties within a taxable subsidiary. The REIT Modernization Act was created in December 1999. The current members of the REIT Modernization Act are Messrs. Lodge, Dannhauser and Janes.

  The Investment Committee consists of the Chairman of the Board and three Independent Directors. The Investment Committee is responsible for reviewing and approving all hotel acquisitions under $40 million and reviewing and recommending to the Board of Directors: (i) all hotel acquisitions over $40 million; and (ii) non-hotel acquisitions. Between January 1, 1999 and December 31, 1999, the Investment Committee did not meet. The current members of this committee are Messrs. Whetsell, Jorns, Doctoroff and Worms.

  The entire Board of Directors acts as the nominating committee for directors and will consider nominations by Stockholders for directors. The Board of Directors would be pleased to receive suggestions from Stockholders about persons it should consider as possible members of the Board of Directors. Any such suggestion should be received by the Secretary of the Company between February 17, 2001 and March 19, 2001.

Compensation of Directors

  Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors; $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

  Pursuant to the Company's Non-employee Directors' Incentive Plan (the "Directors' Plan"), each Independent Director is awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each Independent Director is granted an option (a "Stock Option") to purchase 5,000 shares of Common Stock on the first business day following each annual meeting of Stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments commencing one year after the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors' Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options that have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon certain changes in control of the Company.

                      MANAGEMENT--THE EXECUTIVE OFFICERS

  The name of the executive officer of the Company as of the date of this Proxy Statement other than Messrs. Whetsell and Wiles, who are also members of the Board of Directors, his position and office, business experience, term of office and age is as follows:

                                                Served as
Names, Positions and Offices,                 an Executive
   and Business Experience                    Officer Since                               Age
-----------------------------                 -------------                               ---
JOHN EMERY                                        1998                                     35

  John Emery has served as Chief Financial Officer of the Company since August 1998. From June 1997 until August 1998, Mr. Emery served as Chief Financial Officer of CapStar Hotel Company. From March 1996 to June 1997, Mr. Emery served as Treasurer and Secretary of CapStar Hotel Company. From September 1995 to March 1996, he served as Director of Finance of CapStar Hotel Company. Prior to that, from January 1987 to September 1995, he worked for Deloitte & Touche LLP in various capacities, culminating with Senior Manager for the hotel and real estate industries. Mr. Emery serves as a director of STS Hotel Net, LLC.

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation paid by the Company during 1997, 1998 and 1999 with respect to the Chief Executive Officer and the two executive officers (the "Named Executive Officers").

                                   Annual Compensation        Long-Term Compensation
                              ------------------------------  ---------------------------
                                                                               Securities
Name And Principal                              Other Annual   Restricted      Underlying  All Other
Position                 Year  Salary   Bonus   Compensation  Stock Awards      Options   Compensation
------------------       ----  ------  -------- ------------  ------------     ---------- ------------
Paul W. Whetsell(2)..... 1999 $285,000 $250,900   $ 3,313     $1,133,656(1)(5)  375,000       --
 Chief Executive Officer 1998  330,577  217,710     2,312         --            353,743       --
 and Chairman of the
 Board                   1997  251,988  251,988   206,412(4)      --            100,000       --
Bruce G. Wiles(3)....... 1999  300,000  219,000     8,400      1,116,131(1)(5)  250,000       -- (6)
 President and Chief     1998  188,713  177,283                   --              --          --
 Investment Officer      1997   90,000   45,000       --          --            237,796       --
John Emery(2)........... 1999  275,000  222,800     2,688      1,116,131(1)(5)  250,000       -- (6)
 Chief Financial Officer 1998  250,509  170,050     2,000         --            120,936       --
                         1997  165,715  132,000     4,200         --             85,000       --

--------
(1) On February 4, 1999, pursuant to the MeriStar Incentive Plan (i) Mr. Whetsell received 25,000 restricted shares of the Company, which vest over five years, (ii) Mr. Wiles received 15,000 restricted shares of the Company, which vest over five years, and (iii) Mr. Emery received 15,000 restricted shares of the Company, which vest over five years.
(2) Mr. Whetsell and Mr. Emery were officers of CapStar during 1997 and from January 1, 1998 until August 3, 1998 (the date of the Merger).
(3) Mr. Wiles was an officer of AGH during 1997 and from January 1, 1998 until August 3, 1998 (the date of the Merger).
(4) Mr. Whetsell received an additional bonus based upon the number of acquisitions made by the Company during 1997.
(5) In December 1999, the Compensation Committee approved the grant of common stock and other equity compensation to Messrs. Whetsell, Wiles and Emery (the "Restricted Equity Award"). In January 2000, the Compensation Committee determined that it would satisfy the Restricted Equity Award by issuing a combination of common stock, which is subject to a three-year vesting period beginning March 31, 2000 (the "Restricted Stock"), and a new class of OP Units, which is subject to the satisfaction of certain performance criteria ("POPs"). The stock portion of the Restricted Equity Award is valued based on the closing price per share of the common stock on the date of grant. Pursuant to the Restricted Equity Award, Mr. Whetsell received 350,000 shares of common stock and other equity compensation granted as follows (i) 37,500 shares of Restricted Stock on December 31, 1999, (ii) 137,500 shares of Restricted Stock on March 31, 2000 (of which 62,500 will be issued on March 31, 2001 and 12,500 will be issued on March 31, 2002), and (iii) 175,000 POPs on March 29, 2000. Pursuant to the Restricted Equity Award, Mr. Wiles received 125,000 shares of common stock and other equity compensation granted as follows (i) 47,500 shares of Restricted Stock on December 31, 1999, (ii) 15,000 shares of Restricted Stock on March 31, 2000, and (iii) 62,500 POPs on March 29, 2000. Pursuant to the Restricted Equity Award, Mr. Emery received 175,000 shares of common stock and other equity compensation granted as follows
    (i) 47,500 shares of Restricted Stock on December 31, 1999, (ii) 40,000 shares of Restricted Stock on March 31, 2000, and (iii) 87,500 POPs on March 29, 2000.
(6) In December 1999, the Compensation Committee approved the grant by Meristar Hotels & Resorts, Inc. to (i) Mr. Wiles of options to purchase 50,000 shares of Meristar Hotels & Resorts, Inc. at $3.06 per share and
    (ii) Mr. Emery of options to purchase 100,000 shares of Meristar Hotels & Resorts, Inc. at $3.06 per share.

Stock Option Grants

The following table sets forth certain information with respect to the options granted to the Named Executive Officers during 1999.

                       Option Grants In Fiscal Year 1999

                                                                                Potential Value at
                          Number of                                           Assumed Annual Rates of
                         Securities     % Of Total                           Stock Price Appreciation
                         Underlying  Options Granted                            For Option Term(2)
                           Options   to Employees in  Exercise or Expiration -------------------------
  Name                   Granted (1) 1999 Fiscal Year Base Price     Date         5%          10%
  ----                   ----------- ---------------- ----------- ---------- ------------ ------------
Paul W. Whetsell........   250,000         16.9         $19.19       2/4/09  $  3,017,122 $  7,645,979
                           125,000          8.5          14.88     12/14/09     1,169,744    2,964,361
Bruce G. Wiles..........   150,000         10.2          19.19       2/4/09     1,810,273    4,587,588
                           100,000          6.8          14.88     12/14/09       935,795    2,371,489
John Emery..............   150,000         10.2          19.19       2/4/09     1,810,273    4,587,588
                           100,000          6.8          14.88     12/14/09       935,795    2,371,489

--------
(1) All of these options vest in equal installments over three years.
(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "options spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                              COMPENSATION PLANS

THE MERISTAR INCENTIVE PLAN

  The purpose of the MeriStar Incentive Plan is to (i) attract and retain employees, directors and other service providers with ability and initiative,
(ii) provide incentives to those deemed important to the success of the Company and related entities, and (iii) align the interests of these individuals with the interests of the Company and its Stockholders through opportunities for increased stock ownership.

Administration

  The MeriStar Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the MeriStar Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to
Section 16 of the Exchange Act. As used in this summary, the term
"Administrator" means the Compensation Committee or its delegate, as appropriate.

Eligibility

  Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company's performance, including an employee who is a member of the Board of Directors, is eligible to participate in the MeriStar Incentive Plan ("Participants"). The Administrator may from time to time grant stock options, stock awards, incentive awards or performance shares to Participants. As of April 12, 2000, the class of Participants consisted of approximately 175 persons.

Options

  Options granted under the MeriStar Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the shares' fair market value on the date of grant; provided, however, no more than 10% of the shares under the MeriStar Incentive Plan will be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the shares' fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% Stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% Stockholder.

  ISOs may only be granted to employees; however, no employee may be granted ISOs (under the MeriStar Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

Stock Awards

  Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant's rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 50,000 shares of Common Stock.

Incentive Awards

  Incentive awards also may be granted under the MeriStar Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

Performance Share Awards

  The MeriStar Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

Transferability

  Awards granted under the MeriStar Incentive Plan are generally nontransferable. The Compensation Committee may, however, grant awards other than ISOs, which are transferable to Permitted Family Members.

Share Authorization

  At any given time, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the MeriStar Incentive Plan will be the total of (i) ten (10%) percent of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards that were granted under the MeriStar Incentive Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired. All awards made under the MeriStar Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. As of April 11, 2000, the closing price of a share of Common Stock on the New York Stock Exchange was $19.1875.

Termination and Amendment

  No option or stock award may be granted and no performance shares may be awarded under the MeriStar Incentive Plan more than ten years after the earlier of the date that the MeriStar Incentive Plan is adopted by the Board of Directors or the date that it is approved by the Stockholders. The Board of Directors may amend or terminate the MeriStar Incentive Plan at any time, but, except as set forth in the immediately preceding paragraph, an amendment will not become effective without Stockholder approval if the amendment materially
(i) increases the number of shares of Common Stock that may be issued under the MeriStar Incentive Plan (other than an adjustment as described above),
(ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the MeriStar Incentive Plan.

THE PROFITS-ONLY OPERATING PARTNERSHIP UNITS ("POPS") PLAN

  As of March 29, 2000, the Board of Directors adopted the MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan (the "POPs Plan"). The purpose of the POPs Plan is to (i) attract and retain officers, directors, employees and consultants of the Company and its participating affiliates and (ii) enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of MeriStar Hospitality Operating Partnership, L.P. (the "Operating Company").

Profits-Only Operating Partnership units

  Pursuant to the POPs Plan, officers, directors, employees and consultants of the Company are eligible to receive restricted Profits-Only OP Units ("POPs") of the Operating Company. A holder of POPs normally will be entitled to receive special allocations of gain on specified dispositions of operating partnership property (including gain on revaluations of partnership property) until such time as the partnership capital account attributable to each unit is equivalent to the value of a regular OP unit at the time the POPs were issued; thereafter, the holder will receive allocations of gain and loss on specified dispositions and upon partnership revaluations based on the holder's percentage interest in the operating partnership attributable to the units. A holder of POPs will be entitled to regular distributions, in the discretion of the Company as general partner of the operating partnership and subject to the distribution priorities for other classes of partnership interests, equal to the holder's percentage interest of the proceeds from the sale of partnership property with respect to which allocations are made to such holder. POPs are subject to the transfer restrictions contained in the operating partnership agreement as well as to those additional transfer restrictions described below that are imposed by the POPs Plan and the agreement pursuant to which the POPs are granted. Holders of POPs will be entitled to exchange the POPs held by them for cash or, at the option of the Company, for shares of the Company, based upon an exchange formula and the satisfaction of other conditions contained in an exchange rights agreement entered into by such holders and the Company.

Administration

  The POPs Plan is administered by the Compensation Committee. The Compensation Committee may delegate to one or more officers or managers of the Company or an affiliate of the Company, or to a committee of such officers or managers, its authority to administer the POPs Plan. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

Eligibility

  Each officer, director, employee or consultant of the Company or a participating affiliate of the Company is eligible to participate in the POPs Plan ("Participants"). The Administrator may from time to time grant restricted units to Participants. As of April 12, 2000, the class of Participants consisted of approximately 175 persons.

Restricted Units

  A Participant's rights in a POPs award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. Generally, if any conditions remain unfilled with respect to any units awarded to a Participant at the time that Participant's employment with the Company and its participating affiliates is terminated, those units will be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this forfeiture provision.

Transferability

  Awards granted under the POPs Plan are generally nontransferable. The Administrator may, however, permit transfers to a Participant's immediate family and certain other permitted transferees.

Unit Authorization

  At any given time, the maximum number of POPs that may be granted under the POPs Plan is one million. This limitation and the terms of outstanding awards will be adjusted, as the Administrator deems appropriate, in the event of a dividend or other distribution by the Operating Company or recapitalization, merger, consolidation, issuance or exchange of POPs or other ownership interests of the Operating Company or other similar event.

Termination and Amendment

  The Administrator may amend, alter, suspend, discontinue or terminate the POPs Plan at any time provided that no such action which would materially adversely effect the rights of any Participant shall be effective without the written consent of the affected Participant.

THE MERISTAR DIRECTORS' PLAN

  The purpose of the MeriStar Hospitality Corporation Non-employee Directors' Incentive Plan (the "Directors' Plan") is to attract and retain experienced and knowledgeable persons to serve as outside directors to the Company.

Share Authorization

  A maximum of 125,000 shares of Common Stock may be issued under the Directors' Plan. The share limitation and terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

Eligibility

  The Directors' Plan provides for the grant of options to purchase Common Stock to each director who is not an officer or employee of the Company or its subsidiaries (each an "Independent Director").

Independent Director Compensation

  Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors; $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-or-pocket expenses in connection with their service on the Board of Directors.

Options

  Pursuant to the Directors' Plan, each Independent Director is awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each Independent Director is granted an option (a "Stock Option") to purchase 5,000 shares of Common Stock on the first business day following each annual meeting of stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments commencing one year after the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors' Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options that have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company.

MeriStar Common Stock in Lieu of Fees

  Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in stock will be paid at the same time as fees paid in cash.

Amendment and Termination

  The Directors' Plan provides that the Board of Directors may amend or terminate the Directors' Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors' Plan or
(ii) stockholder approval would be required for compliance with stock exchange rules. No options may be granted under the Directors' Plan after December 31, 2008.
                             EMPLOYMENT AGREEMENTS

  The Company entered into employment agreements with Paul W. Whetsell, Bruce
G. Wiles and John Emery as of August 3, 1998. With respect to Messr. Whetsell , the agreement has an initial term of five years with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. The other employment agreements are for an initial term of three years, with automatic renewals on a year-to-year basis thereafter, unless terminated in accordance with their respective terms. Certain material terms of these agreements are as follows:

Base Salary

  Mr. Whetsell receives a base salary of $285,000 per year (Mr. Whetsell will also receive a base salary of $190,000 per year as an employee of MeriStar Hotels & Resorts, Inc.). Mr. Wiles receives a base salary of $300,000 per year and Mr. Emery receives a base salary of $275,000 per year. Each base salary will be subject to review annually.

Annual Incentive Bonus

  Each executive is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

                                                   Threshold
                                                    Target            Maximum
                                                             Target Bonus Amount
                                                   --------- ------ ------------
Paul W. Whetsell..................................     25%    125%      150%
Bruce G. Wiles....................................     25%    100%      125%
John Emery........................................     25%    100%      125%

  The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors.

Long-Term Incentives

  Each executive is eligible to participate in the MeriStar Incentive Plan. Awards are made in the discretion of the Compensation Committee.

Certain Severance Benefits

  If at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, Wiles or Emery is terminated, he shall be entitled to receive the benefits described below.

  Termination by the Company Without Cause or by the Executive with Good Reason. In the case of Mr. Whetsell, if such executive is terminated without cause or voluntarily terminates with "good reason," he is entitled to a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year, multiplied by (y) the greater of (A) two and (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365. In addition, all of the executive's options and restricted stock will immediately vest and become exercisable for a period of one year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. In the event the other executives are terminated without cause or voluntarily terminate their employment agreements with "good reason" they will be entitled to receive (i) a lump-sum payment equal to one time their then annual base salary, (ii) the amount of their bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and restricted stock awards and (iv) the continuance of certain benefits under their employment agreements, but only until the earlier of (x) one year from the end of the term of their respective employment agreements or (y) the date on which the executive obtains health insurance coverage from a subsequent employer.

  Termination Due to Death or Disability. Upon termination due to death or disability, the executive or his estate will receive a lump-sum payment equal to the executive's base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive's stock options and restricted stock will vest immediately and become exercisable for a period of one year thereafter, and the shares of restricted stock previously granted to the executive will become free from all contractual restrictions.

  Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company, the executive will receive the accrued and unpaid of his base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire ninety (90) days after the termination date.

  Termination Following a Change in Control. If Mr. Whetsell is terminated without cause or voluntarily terminates with "good reason" within 24 months following a "Change in Control," the executive will receive the following benefits: (i) a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year, multiplied by (y) the greater of (A) three and (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365; and (ii) all unvested stock options and shares of restricted stock held by the executive will immediately vest and be exercisable for a period of one year thereafter and shares of restricted stock previously granted to the executive will become free from contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. In the case of the other executives, they would each be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except their lump-sum payment will only be two times the sum of their then-annual base salary plus bonus, and the total payments would be limited to the amount which is deductible under section 280G of the Internal Revenue Code; but only if, by reason of such limitation, the net after tax benefit of the executive shall exceed the net after tax benefit if such limitation were not made.

  Change in Control Payments. In the case of Mr. Whetsell, in the event that any accelerated vesting of such executive's rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of section 280G(b) of the Internal Revenue Code, MeriStar will make a cash payment to the executive in the amount of such excise tax (the "Excise Tax Payment") and shall also make a cash payment to the executive in an amount equal to the total of federal, state and local income and excise taxes for which the executive may be liable on account of such Excise Tax Payment.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and, aligning the interest of executives with the long-term interests of the Company's Stockholders.

  In the interest of balancing all key Stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should be comprised of a combination of base salary, short-term annual incentive bonus under the employment agreements and long-term stock options, stock appreciation rights and restricted stock under the MeriStar Incentive Plan and restricted POPs under the POPs Plan. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long- term based. The resulting total package has been designed to reward officers for the creation of long-term Stockholder value in excess of other comparable organizations.

Base Salary

  In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

Incentive Bonus

  Pursuant to employment agreements, certain employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. Each of the executive officers received bonuses for fiscal 1999 in accordance with the terms of his employment agreement. Full bonus payouts will be made only if the Company's performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

Restricted Stock and OP Units

  Restricted shares may be granted to officers and other key employees of the Company under the MeriStar Incentive Plan. The Compensation Committee believes that the grant of restricted shares focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of a restricted share or a restricted POP bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of Stockholders, and is therefore an important element of the Company's compensation policy.

  In 1999, the Committee retained the services of an independent outside compensation consulting firm to conduct an executive compensation study (i) to determine the competitiveness of the Company's total compensation package and
(ii) to further link incentive plans with shareholder interests. As part of the study, restricted stock and POPs were granted on December 31, 1999 and in March 2000 (see the Executive Compensation table and, in particular, Note 5 to the table). The POPs granted vest over three years and are subject to the achievement of certain performance-based criteria. The restricted stock granted vests over a three year period conditioned on continued employment.

Stock Options

  Stock options, stock appreciation rights and restricted shares are granted to officers and other key employees of the Company under the MeriStar Incentive Plan as incentives to promote long-term growth and to increase Stockholder value. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. During 1999, the Company granted certain executive officers options to purchase up to 875,000 shares of Common Stock. All options granted were at the fair market value on the date of grant, which was $19.19 with respect to 550,000 options granted on February 4, 1999 and $14.88 with respect to 325,000 options granted on December 14, 1999. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of Stockholders, and is therefore an important element of the Company's compensation policy.

Chief Executive Officer Compensation

  Mr. Whetsell's compensation as Chairman of the Board and Chief Executive Officer of the Company for 1999 was $285,000 per year (Mr. Whetsell will also receive a base salary of $190,000 per year as an employee of MeriStar Hotels & Resorts, Inc.), which is comparable to compensation for other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee. Mr. Whetsell's compensation for 2000 will be $285,000 per year (Mr. Whetsell will also receive a base salary of $190,000 per year as an employee of MeriStar Hotels & Resorts, Inc.), which will continue to be comparable with other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee.

Tax Deductibility of Compensation

  Section 162(m) of the Code, generally limits the deductibility on the Company's tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company's Stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's officers with appropriate rewards for their performance. The Company did not pay any compensation during 1999 that would be subject to Section 162(m).

                                          The Compensation Committee
                                          Daniel L. Doctoroff
                                          James R. Worms
                                          William S. Janes

                               PERFORMANCE GRAPH

  The following graph compares the cumulative annual return of the Common Stock since August 20, 1996, the date CapStar began trading on the New York Stock Exchange, with the cumulative total return of the New York Stock Exchange Market Value Index ("NYSE Market Index") and the Company's peer group (the "Peer Group") index over the same period, assuming an initial investment of $100 on August 20, 1996, with all dividends reinvested. The Peer Group consists of Boykin Lodging Inc., Felcor Lodging Trust Inc., Host Marriott Corporation, InnKeepers USA Trust, and RFS Hotel Investors, Inc. The Company believes that the Peer Group represents the Company's principal competitors in the hotel ownership segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded Companies whose market capitalizations and principal lines of business are comparable to those of the Company.


                      [PERFORMANCE CHART APPEARS HERE]

                             08/20/96  09/30/96  12/31/96  03/31/97  06/30/97
                             --------  --------  --------  --------  --------
Meristar Hospitality Corp.    $100.00   $ 93.75   $109.03   $155.56   $175.69
Peer Group Index               100.00    106.21    120.10    124.42    130.38
NYSE Market Index              100.00    104.66    111.89    113.87    132.28

                             09/30/97  12/31/97  03/31/98  06/30/98  09/30/98
                             --------  --------  --------  --------  --------
Meristar Hospitality Corp.    $186.46   $190.63   $192.71   $155.56   $ 94.78
Peer Group Index               159.53    141.86    138.65    128.89     93.52
NYSE Market Index              142.94    147.33    165.55    167.82    146.22

                             12/31/98  03/31/99  06/30/99  09/30/99  12/31/99
                             --------  --------  --------  --------  --------
Meristar Hospitality Corp.    $103.11   $101.06   $124.67   $ 85.44   $ 88.89
Peer Group Index               104.14     90.39     96.68     81.53     75.45
NYSE Market Index              174.16    177.43    190.69    174.33    192.09


--------
(1) Index calculations for the period from August 20, 1996 to August 3, 1998 relate to the stock price of CapStar Hotel Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisitions

  One member of the syndicate of lenders of the Company's $150 million of subordinated indebtedness is Oak Hill Securities Fund, L.P. ("Oak Hill Securities") which holds $50 million of the indebtedness. The investment advisor to Oak Hill Securities is Oak Hill Advisors, Inc., one of the principal stockholders of which is Daniel L. Doctoroff, a director of the Company.

  Steven D. Jorns, a Director of the Company, and Mr. Wiles and their affiliates owned equity interests relating to the Courtyard by Marriott in Durham, North Carolina acquired by American General Hospitality Corporation ("AGH") in November 1997. Such persons and affiliates received an aggregate of 13,650 operating partnership units in AGH's operating partnership ("AGH OP Units") in exchange for such interests in the Durham hotel which converted at the Merger to 11,568 units in the Company's operating partnership ("OP Units"). The OP Units were converted into 11,568 shares of Common Stock in December 1998. In addition, in connection with the acquisition of the Courtyard by Marriott Durham, AGH paid an additional $132,000 to such persons as consideration for entering into an indemnification agreement for representations and warranties relating to the partnership that owned the interest in the hotel.

  In January 1999, the Company completed the purchase of the 202-room Holiday Inn in Madison, Wisconsin for an aggregate purchase price of approximately $11.9 million payable through a combination of cash and the issuance of restricted stock and OP Units. The hotel was owned by a private partnership of which a member of Mr. Jorns' family and Mr. Wiles were partners. In connection with the sale of the hotel to the Company, the member of Mr. Jorns' family received 11,837 shares of restricted stock and Mr. Wiles received 5,758 OP Units which are convertible into 5,758 shares of Common Stock.

Relationships among Officers and Directors

  Mr. Whetsell is an executive officer, director and Stockholder of MeriStar Hotels & Resorts, Inc. the lessee and manager of a majority of the Company's hotels. Mr. Jorns is a director and a holder of limited partnership interests in the operating partnership ("OP Unitholder") of MeriStar Hotels & Resorts, Inc. Mr. Wiles is an OP Unitholder of MeriStar Hotels & Resorts, Inc. Mr. Emery is a stockholder of MeriStar Hotels & Resorts, Inc.

Purchase of Personal Property

  In order for AGH to qualify as a REIT, AGH's operating partnership sold certain personal property relating to certain of the hotels acquired by AGH in connection with its initial public offering to AGH Leasing, L.P. (which has since come under the control of MeriStar Hotels & Resorts, Inc.) for $315,000, which amount was paid by issuance of a promissory note to AGH's operating partnership. The promissory notes are recourse to AGH Leasing, L.P. and bear interest at the rate of 10.0% per annum and require the payment of quarterly installments of principal and interest of approximately $20,000 that will fully amortize the notes over a five-year period ending on July 31, 2001.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 12, 2000 by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a Stockholder, (iii) each of the Named Executive Officers, and
(iv) all directors and executive officers as a group.

                                 Shares
                           Beneficially Owned
                          --------------------
Name & Address of
Beneficial Owner           Number   Percentage
-----------------         --------- ----------
Franklin Resources,
 Inc.(1)................  7,117,648    15.3%
AXA Financial, Inc.(2)..  4,566,484     9.8
LaSalle Investment
 Management Inc.(3).....  2,851,716     6.1
James F. Dannhauser(4)..      2,500     *
Daniel L. Doctoroff(5)..    324,995     *
John Emery(6)...........    325,628     *
William S. Janes(7).....     26,645     *
Steven D. Jorns(8)......    787,769     1.7
Mahmood Khimji(9).......    819,180     1.7
H. Cabot Lodge III(10)..     11,557     *
Paul W. Whetsell(11)....  1,103,209     2.3
James R. Worms(10)......     16,003     *
Bruce G. Wiles(12)......    427,003     *
Executive officers and
 directors as a group
 (10 persons)...........  3,844,489     7.9

--------
 *  Represents less than 1% of the class.
 (1) Beneficial Ownership information is based on Schedule 13G/A jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at 777 Mariners Island Boulevard, San Mateo, California 94404), dated January 28, 2000.
 (2) Beneficial ownership information is based on the Schedule 13G/A jointly filed by AXA Financial, Inc. and the Equitable Life Assurance Society of the United States (both located at 1290 Avenue of the Americas, New York, New York 10104), AXA (located at 9 Place Vendome, 75001 Paris France), AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (both located at 21, rue de Chateaudun, 75009 Paris France), AXA Conseil Vie Assurance Mutuelle (located at 100-101 Terrasse Boieldieu, 92042 Paris La Defense France), and AXA Courtage Assuance Mutuelle (located at 26, rue Louis le Grand, 75002 Paris France), dated February 15, 2000.
 (3) Beneficial Ownership information is based on Schedule 13G/A jointly filed by LaSalle Investment Management Inc, LaSalle Advisors Capital Management, Inc. and LaSalle Invesment Management (Securities), L.P. (all located at 100 East Pratt Street, Baltimore, Maryland 21202), dated February 11, 2000.
 (4) Includes 2,500 shares of Common Stock that have vested under options granted.
 (5) Includes 53,068 shares held by Cherwell Investors, Inc. ("Cherwell"), 75,260 shares held by Penobscot Partners, L.P. ("Penobscot"), 100,000 shares held by PTJ Merchant Banking Partners, L.P. ("PTJ Merchant") and 12,132 shares held by Oak Hill Partners, Inc., as to which shares Mr. Doctoroff disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Doctoroff is Managing Director of Oak Hill Partners, Inc., the principal business of which is serving as an investment consultant to Acadia Partners, L.P., which is the sole shareholder of Cherwell. Mr. Doctoroff is also the Executive Vice President of PTJ, Inc., which is the managing general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Doctoroff's beneficial holdings also include 17,500 shares of Common Stock that have vested under options granted.
 (6) Includes (i) 166,044 shares of Common Stock that have vested under options granted and (ii) 113,236 shares of restricted Common Stock that constitute stock awards.

 (7) Includes 17,500 shares of Common Stock that have vested under options granted.
 (8) Includes (i) 484,454 shares of Common Stock that have vested under options granted, (ii) 30,000 shares of restricted Common Stock that constitute stock awards and (iii) 11,837 shares of restricted Common Stock.
 (9) Includes (i) 801,680 OP Units held by Mr. Khimji and (ii) 17,500 shares of Common Stock that have vested under options granted.
(10) Includes 10,975 shares of Common Stock that have vested under options granted.
(11) Includes (i) 225,786 shares of restricted Common Stock that constitute stock awards, (ii) 417,916 shares of Common Stock that have vested under options granted and (iii) shares held by entities over which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3.
(12) Includes (i) 77,500 shares of restricted Common Stock that constitute stock awards, (ii) 258,595 shares of Common Stock that have vested under options granted and (iii) 5,758 OP Units held by Mr. Wiles.

Section 16(A) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than 10% Stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

  Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, directors and greater than 10% Stockholders were met for fiscal year except for the Forms 4s filed on (i) November 5, 1999 by James F. Dannhauser, William S. Janes, Steven D. Jorns, H. Cabot Lodge, III and James R. Worms, (ii) December 8, 1999 by Mahmood Khimji, (iii) September 10, 1999 by Messrs. Whetsell, Wiles and Emery.

                                PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  At the Annual Meeting, the Stockholders will vote on the ratification of the appointment of KPMG LLP, certified public accountants ("KPMG"), as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2000. KPMG has been the independent auditors of the Company since the Merger and was the independent auditors of CapStar prior to the Merger. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

  The Board of Directors recommends that you vote FOR the ratification of the appointment of the independent auditors.

                                 MISCELLANEOUS

Proxy Solicitation

  The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

Annual Report

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1999, is being forwarded to each Stockholder with this Proxy Statement.

Stockholder's Proposals for Next Annual Meeting

  If any Stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and wishes to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: John Emery, Secretary, between February 17, 2001 and March 19, 2001. In addition, any Stockholder intending to present a proposal for consideration at the next Annual Meeting of Stockholders must also comply with certain provisions of the Company's current Certificate of Incorporation and By-Laws.

Other Matters

  The Board does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting or any adjournment thereof and actually voted would be required with respect to any such other matter that is properly presented and brought to a Stockholder vote.

                                              /s/ John Emery

                                              John Emery
                                              Secretary

April 12, 2000

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN EMERY, SECRETARY, MERISTAR HOSPITALITY CORPORATION, 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007.

                        MERISTAR HOSPITALITY CORPORATION
PROXY _____________________________________________________________________PROXY

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints Paul W. Whetsell, Bruce G. Wiles and John Emery, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of MeriStar Hospitality Corporation (the "Company") held of record by the undersigned on April 11, 2000 at the Annual Meeting of Stockholders to be held on May 18, 2000 and any adjournments thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

  PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X] Please mark votes as in this example.

(1)  Re-election of Steven D. Jorns,           FOR            WITHHOLD VOTE
     Daniel L. Doctoroff and William S.    ALL NOMINEES      FOR ALL NOMINEES
     Janes as directors of the Company         [_]                 [_]
     to serve three-year terms expiring
     on the date of the Annual Meeting     (To withhold voting for any
     in 2003 and until their successors    individual nominee, strike through
     have been duly elected and            the name of such nominee)
     qualified.



(2)  Ratifying the appointment of KPMG     FOR [_]   AGAINST [_]    ABSTAIN [_]
     LLP as independent auditors for the
     Company for the fiscal year ending
     December 31, 2000.

                                                    Please sign exactly as
                                                    name appears hereon. Joint
                                                    owners should each sign.
                                                    Executors, administrators,
                                                    trustees, guardians or
                                                    other fiduciaries should
                                                    give full title as such.
                                                    If signing for a
                                                    corporation, please sign
                                                    in full corporate name by
                                                    a duly authorized officer.


                                                     Dated:_______________, 2000

 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.     ___________________________
                                                            (SIGNATURE)

                                                    ___________________________
                                                            (SIGNATURE)